SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant                          /X/
                           Filed by a Party other than the Registrant       / /

                           Check the appropriate box:
                           /X/ Preliminary Proxy Statement
                           / / Confidential, for Use of the Commission Only
                               (as permitted by Rule 14a-6(e)(2))
                           / / Definitive Proxy Statement
                           / / Definitive Additional Materials
                           / / Soliciting Material Pursuant to Rule
                               14a-11(c) or Rule 14a-12

                           CCA COMPANIES INCORPORATED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock
(2) Aggregate number of securities to which transaction applies
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                           CCA COMPANIES INCORPORATED
                           9130 S. DADELAND BOULEVARD
                                   SUITE 1602
                              MIAMI, FLORIDA 33156


                                                                  July __, 2001
Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders of CCA Companies Incorporated to be held on August 22, 2001 at 10:00 a.m. local time, at the Dadeland Marriott Hotel, 9090 South Dadeland Boulevard, Miami, Florida 33156.

         The Notice of Special Meeting and Proxy Statement which are enclosed describe the business to be conducted at the meeting. There will also be a brief report on the current status of the Company's business.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Special Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

         On behalf of the Officers and Directors of CCA Companies Incorporated, I thank you for your interest in the Company and hope that you will be able to attend our Special Meeting.

                                    For the Board of Directors,


                                    DALLAS DEMPSTER
                                    President and Director

                           CCA COMPANIES INCORPORATED
                           9130 S. DADELAND BOULEVARD
                                   SUITE 1602
                              MIAMI, FLORIDA 33156

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of CCA Companies Incorporated (the "Company") will be held on August 22, 2001 at 10:00 a.m. local time at the Dadeland Marriott Hotel, 9090 South Dadeland Boulevard, Miami, Florida 33156 to consider and vote on the following four proposals, and to transact such other business as may properly come before the
Meeting:

PROPOSAL 1: To approve a twenty-into-one reverse split ("share consolidation") of all the Company's outstanding shares of Common Stock.

PROPOSAL 2: To approve the Company's purchase of all the stock in Emerging Market Solutions International, Inc. ("EMSI") which holds an exclusive contract to supply on-line lottery and sports betting systems in Ho Chi Minh City, and the Southern provinces of Vietnam (the "Lottery Gaming System Contract"), the purchase to be effected under a Purchase Contract the Company has entered into with six entities (the "Vendors"), and which calls for the issuance to the Vendors of 5,500,000 of the total shares of common stock, and the sale to certain investors of up to 1,500,000 shares of common stock (each calculated after the share consolidation). As a consequence, the Vendors would own approximately 70% of the total number of shares then outstanding.

PROPOSAL 3: To change the name of the Company to "Lottery & Wagering Solutions Inc.".

PROPOSAL 4: To amend the Employee Stock Option Plan of the Company to authorize the issuance thereunder of up to 3,000,000 shares of common stock (after giving effect to the share consolidation).

         Although some of these actions can be seen as separate and independent of each other, the Company regards them as fundamentally inter-related.

         A fifth proposal on the proxy ballot requests you to grant the persons named as proxies discretionary power to vote on all other matters that may come before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON ALL PROPOSALS.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

         Stockholders entitled to notice and to vote at the Meeting will be determined as of the close of business on the July 19, 2001 record date ("Record Date") fixed by the Board of Directors for such purposes. A list of such Stockholders will be open for examination by any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting at the offices of the Company, 9130 S. Dadeland Boulevard, Suite 1602, Miami, Florida 33156.

                                    By order of the Board of Directors,

                                    MILES R. GREENBERG
                                    Chief Financial Officer and Secretary

Miami, Florida, July ___, 2001

Please sign the enclosed proxy and return it promptly in the enclosed envelope. If mailed in the United States, no postage is required.

                           CCA COMPANIES INCORPORATED

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, hereby appoints Miles Greenberg, Chief Financial Officer of CCA Companies Incorporated, a Delaware corporation (the "Company") as proxy for the undersigned, with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of common stock, par value $.001, in the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company, to be held on August 22, 2001, at 10:00 a.m. (local time), at the Dadeland Marriott Hotel, 9090 South Dadeland Boulevard, Miami, Florida 33156, and at any adjournments or postponements thereof, in accordance with the directions as follows with respect to the following matters:

PROPOSAL 1: To approve a twenty-into-one reverse split ("share consolidation") of all the Company's outstanding shares of Common Stock.

PROPOSAL 2: To approve the Company's purchase of all the stock in Emerging Market Solutions International, Inc. ("EMSI") which holds the Lottery Gaming System Contract, the purchase to be effected under a Purchase Contract the Company has entered into with six entities (the "Vendors"), and which calls for the issuance to the Vendors of 5,500,000 shares of common stock, and the sale to certain investors of 1,500,000 shares of common stock (each calculated after the share consolidation). As a consequence, the Vendors would own approximately 70% of the total shares of common stock to be thereupon outstanding.

PROPOSAL 3: To change the name of the Company to "Lottery & Wagering Solutions Inc.".

PROPOSAL 4: To amend the Employee Stock Option Plan of the Company to authorize the issuance thereunder of 3,000,000 shares of common stock after giving effect to the share consolidation.

To grant the proxy discretionary authority to vote the shares covered by the proxy on such other business as may come before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE FOR ALL PROPOSALS.
Please mark your votes as in this example /x/.

PROPOSAL 1                    / / FOR   / / AGAINST   / / ABSTAIN
PROPOSAL 2                    / / FOR   / / AGAINST   / / ABSTAIN
PROPOSAL 3                    / / FOR   / / AGAINST   / / ABSTAIN
PROPOSAL 4                    / / FOR   / / AGAINST   / / ABSTAIN

To grant the proxy the power to vote in his discretion upon such other matters as may properly come before the Meeting.

                             / / FOR    / / AGAINST   / / WITHHELD

This proxy will be voted as directed. Unless otherwise directed, this Proxy will be voted for all proposals.

Dated: _________________________________2001

Stockholder sign here__________________________________

Co-owner sign here   __________________________________

NOTE: Sign exactly as the name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED.

                           CCA COMPANIES INCORPORATED
                           9130 S. DADELAND BOULEVARD
                                   SUITE 1602
                              MIAMI, FLORIDA 33156

                                 PROXY STATEMENT

         THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF CCA COMPANIES INCORPORATED (THE "COMPANY") FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON August 22, 2001.

         This proxy statement and form of proxy were first sent to stockholders on or about the date stated on the accompanying Notice of Special Meeting of Stockholders.

         Only stockholders of record as of the close of business on July 19, 2001 (the "Record Date") will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of that date, 18,140,000 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

         If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted "FOR" on all five proposals.

         The Board of Directors of the Company has recommended a "FOR" vote on all such proposals and on the grant of a proxy power. Members of the Company's management intend to vote their shares "FOR" on all five proposals.

         A quorum for the meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, but in no event less than 50 percent of the issued and outstanding shares of the Company's voting stock. The "FOR" votes required for approval of each of the five proposals is set forth below in the paragraph entitled "Majority Required for Approval".

         Stockholders will vote at the meeting by ballot, and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present in person at the meeting who do not vote, and ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes.

         The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. In addition, the Company may also retain a proxy solicitation firm to solicit proxies, in which case, the fees of any such firm will be paid by the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of such stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses in so doing.

         The Company knows of no matter, other than the five proposals in the proxy ballot, that will be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by proxies received by the Company and not marked "AGAINST" or "ABSTAIN" as to the fifth proposal (discretionary proxy power as to other matters) will be voted with respect thereto in accordance with the discretion of the persons named as proxies.

                                TABLE OF CONTENTS

                                                                                                           Page
General Information.......................................................................................
         What the Company Asks the Stockholders To Vote On................................................
         The Board of Directors Recommends a "FOR" Vote On All Proposals..................................
         Required Majority For Approval...................................................................
         Security Ownership of Certain Beneficial Owners and Management ..................................
         Recent Financial History of the Company..........................................................

Proposal 1- Approval of the Share Consolidation...........................................................
         Basic Reasons For The Share Consolidation........................................................
         Previously Lapsed Approval of a Similar Share Consolidation......................................
         Meeting Nasdaq or Amex Listing Requirements......................................................
         Procedure for Share Consolidation................................................................
         Effect of Share Consolidation on Other Documents.................................................
         More Information on the Company's Stock Capitalization...........................................
         How the Share Consolidation Relates to the Lottery Gaming System Contract;
         How a Vote Affects Company Action................................................................

Proposal 2- Approval of the EMSI Purchase Contract........................................................
         Some Terms of the Purchase Contract..............................................................
         Time Frames and the Vendors and Company's Right to Terminate the Purchase........................
         Lottery Gaming System Contract...................................................................
         Agreements about Management......................................................................
         Key Officers and Some of their Personal Interests................................................
         Formal Sufficiency of the Lottery Gaming System Contract.........................................
         Risks Borne by Vendors...........................................................................
         Business Terms of the Lottery Gaming System Contract.............................................
         Projections of Revenues and Profits..............................................................
         Possible Further Company Purchase of AGS Assets..................................................
         Ownership of EMSI, AGS and the Vendors...........................................................
         U.S. Securities Laws Applicable to the Stock Issuance Under the Purchase Contract................
         Risks............................................................................................
         Forward Looking Statements.......................................................................
         Election of Directors to Classified Directorships................................................

Proposal 3- Approval of Change of Company's Name to "Lottery & Wagering Solutions Inc."...................

Proposal 4- Approval of Amendment to the Company's 1996 Stock Option Plan.................................

Undertakings of the Company...............................................................................

Additional Information....................................................................................

Exhibit A-1       Certificate of Amendment to Certificate of Incorporation................................

Exhibit A-2       Offer to Purchase Dated May, 2001 Between Katana Trading Corporation, Conquistador
                  Trading Corporation, Protector Samurai Trading Corporation, Sino International
                  Entertainment Limited and Rio Holdings S.A..............................................

         WHAT THE COMPANY ASKS THE STOCKHOLDERS TO VOTE ON. The Company asks its stockholders (1) to approve a twenty-into-one reverse split ("share consolidation") of all the Company's authorized shares of Common Stock; (2) to approve the Company's purchase of all the stock in Emerging Market Solutions International, Inc. ("EMSI") the only asset of which is the Lottery Gaming System Contract, the purchase to be effected under a Purchase Contract the Company has entered into with six entities (the "Vendors"), and which calls for the issuance to the Vendors after the share consolidation of 5,500,000 shares of common stock and the sale to certain investors of 1,500,000 shares of common stock so that approximately 70% of the total shares of common stock to be thereupon outstanding would be owned by Vendors; (3)to change the name of the Company to "Lottery & Wagering Solutions Inc."; and (4) to amend the Company Stock Option Plan to authorize 3,000,000 shares (after the share consolidation) to be available thereunder.

THE BOARD OF DIRECTORS RECOMMENDS A "FOR" VOTE ON ALL THE PROPOSALS. See the paragraph below entitled "Board Recommendations". UNLESS YOU MARK YOUR PROXY "AGAINST" OR "ABSTAIN" ON A PARTICULAR PROPOSAL, ALL YOUR SHARES ON A VALID PROXY WILL BE VOTED "FOR" THAT PROPOSAL.

         REQUIRED MAJORITY FOR APPROVAL. Proposal (1) relates to the share consolidation and requires for approval a "FOR" vote by a majority of all the shares of common stock outstanding, because it amends the Company's Certificate of Incorporation. This is called an "absolute majority". Proposal (3) relates to changing the Company's name, and requires an absolute majority, because it amends the Company's Certificate of Incorporation. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock whose shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against Proposal (1) and Proposal (3). Approval of each of the other proposals requires a "FOR" vote by the holders of a majority of the shares present at the meeting.

         The Company believes that after the share consolidation the Board of Directors has the power to issue shares sufficient to consummate the Purchase Contract, and that stockholder approval of the Purchase Contract is not strictly necessary. However, the Board believes that such approval should be sought because the Purchase Contract is related to the share consolidation, and that contract is material for the Company.

HOW "FOR" OR "AGAINST" VOTES WILL AFFECT COMPANY ACTIONS.

         Proposal (1): the share consolidation if approved will be implemented.

         Proposal (2): If the stockholders fail to approve the Purchase Contract the Company intends not to consummate the Purchase Contract. As noted above, the Vendors might not consummate it either. Under those circumstances neither the Company nor the Vendors would thereby be in breach or default under the Purchase Contract.

          Proposal (3): If the stockholders fail to approve changing the name of the Company, the name will not be changed in the immediate future. However the Company may later nevertheless propose the same or another change of name. The change of name proposed now is not essential to the Company's business, but only helpful and descriptive. The Company will not change to that name in the immediate future unless the Purchase Contract is consummated, but will not regard any stockholder approval as requiring it to change its name at all.

         Proposal (4): if the Stockholders fail to approve the authorization of additional shares for the Company's Employee Stock Option Plan, the total number of shares issuable thereunder will remain at 250,000 (after giving effect to the share consolidation), options for 142,600 of which have heretofore been issued.

         The stockholder should note that no approval or failure to approve is a stockholder action directly approving (or authorizing or forbidding) transactions described in this proxy statement as "Related Transactions" related to the Purchase Contract. These Related Transactions are within the discretionary power of the Board of Directors, but presumably would not make sense unless the Purchase Contract were to be consummated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth information as of June 30, 2001, to the best of the Company's knowledge, about each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The percentage of shares outstanding is based on the Company's shares of Common Stock outstanding as of June 30, 2001, as adjusted in each case pursuant to Rule 13-3(d)1 under the Securities and Exchange Act of 1934. As of June 30, 2001, there were 18,140,000 shares of Common Stock outstanding.

Name and Address                                       Total Number of Shares      Percentage of
 of Stockholder                                        Beneficially Owned          Voting Shares*

James V. Stanton Director and Vice Chairman (1)
c/o CCA Companies Incorporated                         1,326,844                    6.9%

Dallas Dempster Director and President (2)
c/o CCA Companies Incorporated (3)                     2,000,000                    9.9%

Peter Janssen (3) c/o Janssen Partners
1345 Old Northern Blvd. Roslyn, N.Y.  11576            2,411,719                   12.3%

Miles R. Greenberg-Senior Vice President-Finance,
Treasurer and Chief Financial Officer (4)                580,000                    3.1%

David A. Hartley-President-Casino Division (5)           830,000                    4.6%

All executive officers and directors
as a group (4 persons)                                 4,736,844                   21.5%

----------
(1) Includes 20,000 shares of Common Stock which are held by Mr. Stanton, a Director of the Company, as joint tenant with his wife, Margaret M. Stanton, currently exercisable warrants to purchase 650,000 shares of Common Stock at a price equal to $.10 per share, and currently exercisable options to purchase 500,000 shares and 23,644 shares of Common Stock at $.10 and $2.00 per share, respectively. Does not include shares of Common Stock owned by Michael J. Stanton, Bridget M. Stanton, Richard P. Stanton and Joseph M. Stanton each of whom are adult children of Mr. James Stanton and each of whom own 20,000 shares of Common Stock. Mr. Stanton denies beneficial ownership of such 80,000 shares.
(2) Represents currently exercisable non-Plan options granted in September 1998 to purchase 1,000,000 shares at $.10 and Plan options granted in December 1999 to purchase 1,000,000 shares at $.10 in the name of Tilden Park Limited for the benefit of Mr. Dempster's family.
(3) Includes currently exercisable warrants to purchase 73,269 shares at $8.25 per share; warrants to purchase 235,453 shares at $5.135 per share; warrants to purchase 666,667 shares at $1.00 per share; and warrants to purchase 450,000 shares at $.50 per share.
(4) Represents currently exercisable options to purchase 580,000 shares of Common Stock at $.10 per share.
(5) Includes currently exercisable options to purchase 100,000 shares at $.10 per share.

         As used in the table above, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose, or direct the disposition of any security. A person is deemed to have "beneficial ownership" of any security that such person has a right to acquire within 60 days of the date of the above table. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, each person listed is believed by the Company to have the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of all such shares. The amount of outstanding shares of Common Stock is the amount actually outstanding plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934.
         In acquiring Sakhalin General Trading and Investments Limited ("SGTI") the Company issued 2,000,000 shares to the former stockholders in SGTI. The Company does not know the ultimate beneficial ownership of these shares.

         RECENT FINANCIAL HISTORY OF THE COMPANY. The Company's only operating business now is its interest in a gaming casino in Suriname, South America. The Suriname casino is now distributing to the Company in the United States about $150,000 per month of cash, after deduction of various expenses and taxes outside the U.S. That cash flow currently is adequate to sustain the Company's corporate overhead and expenses, but its continuation can not be assured. Largely because the casino is the sole operating business of the Company, does not generate big dollar returns, and because the Company's casino and hotel development project in Sakhalin, Soviet Union continues to require substantial financing before its development can commence, the Company has been unable to sustain an acceptably strong public market for its stock. Transactions in the Company's stock are currently reported on the OTC bulletin board. Until November 1999, the Company's common stock was listed on the NASDAQ SmallCap Market, but at that time NASDAQ delisted the common stock, and the stock was reported only on the OTC Bulletin Board. The Company believes that there were two basic reasons for the delisting. The first was related to the low stock price. The second was the Company's failure to timely file its June 30, 1999 Form 10-K. (A Form 10-K is an annual report required by the Securities Act of 1934, and also required by the NASDAQ rules applicable to stock listed on the NASDAQ SmallCap Market.) The principal reason the Company was unable to timely file its Form 10-K was its inability to obtain properly certified financial statements on a consolidated basis by the required reporting date. This inability arose primarily because the Company did not have adequate financial resources available to expeditiously overcome the logistical difficulties of obtaining financial results for several discontinued operations outside the U.S. as well as the continuing operations in Suriname, combined with the difficulties encountered in transferring the auditing functions to new accountants. The Company believes that the problems that made it unable to file a Form 10-K have been largely resolved, and that it should be able to timely file its current Form 10-K whether or not the Purchase Contract or Related Transactions have been consummated. The resumption and continuation of its ability to file its Form 10-K is essential to fulfilling its intention to be relisted on the NASDAQ SmallCap Market or another exchange.

PROPOSAL 1-       APPROVAL OF THE SHARE CONSOLIDATION

         BASIC REASONS FOR THE SHARE CONSOLIDATION. The principle reason for the share consolidation is to help raise the per share market price of the common stock to the price required for listing the common stock on the NASDAQ SmallCap Market the American Stock Exchange, or possibly on another market or exchange. The twenty-into-one share consolidation might bring the price of a single share (around $.10 on June 30, 2001) to around $2.00 dollars. Four dollars is the minimum bid price per share required by NASDAQ for initial listing on the Small Cap Market and three dollars is the minimum for initial listing on the American Stock Exchange. Of course the price of a share is affected by many factors, and such a consolidation would be only one factor. The Company also expects that the proposed acquisition of EMSI will have a positive impact on the price of the Company's stock, although there is no assurance that such will be the case. In any event, the Company believes that the share consolidation will tend to increase the market price of a share. Further, if the price of a share is below $1.00, trading in common stock is subject to the "Penny Stock Rules" of the Securities Exchange Commission. These rules can be burdensome to transactions in the common stock. These rules would not apply if the prevailing common stock price is above $1.00. Another reason for the share consolidation is that it and shareholder approval of it is an express condition precedent to the Vendors' obligation to sell the Stock in EMSI under the Purchase Contract.

         PREVIOUS LAPSED APPROVAL OF A SIMILAR SHARE CONSOLIDATION. In 1999 the Company obtained, at a special meeting of stockholders, the approval of its stockholders for a ten-into-one share consolidation, for the same principle reason the Company wants it now. However, that approval was primarily to allow it to maintain its listing on the NASDAQ SmallCap Market. The Company was unable to do so, and the approval lapsed.

         MEETING NASDAQ OR AMEX LISTING REQUIREMENTS. The Purchase Contract requires the Company to use its best efforts to list the common stock on a recognized "exchange". The Company may not be able to meet the AMEX or NASDAQ SmallCap requirements for initial listing, or for maintenance of that listing. These requirements include specific requirements that the initial public per share price on that market be at least $4.00 for NASDAQ and $3.00 for the AMEX, and that a price over $1.00 be maintained. The Company's common stock fell below this maintenance level for a considerable time before its previous delisting. Public float, which includes restricted shares but excludes shares held by officers, directors, control persons and affiliates, must be at certain levels. The Company will meet those levels after consummation of the Purchase Contract, but not necessarily with a comfortable margin. There are also various other listing requirements. NASDAQ and the AMEX have considerable discretion in deciding whether to list a stock. One reason the Company is seeking stockholder approval of the proposals is to try to meet the NASDAQ standards for corporate governance and stockholder participation applicable to listed companies.

PROCEDURE FOR SHARE CONSOLIDATION

         The Share Consolidation will be effected by means of filing the Amendment with the Secretary of State of the State of Delaware (the "Secretary of State"). However, the Board of Directors may abandon or delay the share consolidation at any time before or after the Meeting and prior to the effective date for the share consolidation if for any reason the Board of Directors deems it advisable to do so. In addition, the Board of Directors may make any and all changes to the form of Amendment that it deems necessary in order to file the Amendment with the Secretary of State and give effect to the share consolidation.

         As soon as practicable after the effective date of the share consolidation, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the effective date of the share consolidation. The letter of transmittal will contain instructions for the surrender of certificate(s) representing Old Shares to the Company's transfer agent (the "Transfer Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Transfer Agent, together with the certificates(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which the Old Shares submitted have been reclassified and changed as a result of the Share Consolidation, together with a check for the cash payment made in lieu of fractional New Shares, if any.

         No scrip or fractional New Shares will be issued as a result of the share consolidation. Rather all fractional shares for one-half share or more shall be increased to the next higher whole number of shares, and all fractional shares less than one-half share shall be decreased to the next lower number of shares.

         No new certificates will be issued to a stockholder until such stockholder has surrendered his or her outstanding certificate(s) together with a properly completed and executed letter of transmittal to the Transfer Agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

         EFFECT OF SHARE CONSOLIDATION ON OTHER DOCUMENTS. The share consolidation will affect many warrants and options issued by the Company. Many other rights and obligations of the Company may be affected by the share consolidation. Some of these may have to be renegotiated or clarified. Some can be unilaterally adapted by the Company.

         Approval of the share consolidation will constitute stockholder approval of maintaining the authorized common stock at the number now authorized, with each share continuing to have a par value of $.001 per share, but the number of shares outstanding or issuable upon the exercise of any now existing options, warrants or similar rights shall be reduced to one twentieth the number currently outstanding or so issuable. The total capital of the Company under Delaware corporate law will not be changed by the share consolidation.

         The issuance of stock under the Purchase Contract (or in any Related Transaction) will be original issue charged against the then authorized but unissued shares of common stock. The Board of Directors has determined that all of the consideration received for such shares will be allocated under Delaware corporate law to paid-in capital. This allocation will make the paid-in capital available for payment of dividends under Delaware corporate law, but of course will not provide cash for any such dividends. The Company still expects to pay no dividends in the foreseeable future.

         MORE INFORMATION ON THE COMPANY'S COMMON STOCK CAPITALIZATION. On June 30, 2001 there were authorized 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000, shares of preferred stock, of which 18,140,000 shares of common stock and no shares of preferred stock were outstanding. If the share consolidation is approved the total number of outstanding common shares would be 907,000. If the Purchase Contract is consummated, an additional 5,500,000 shares would be issued to the Vendors and up to 1,500,000 shares to certain investors, for a total of up to 7,907,000 shares of common stock outstanding. Thus, approximately 70% of the shares outstanding would be owned by the Vendors, not including shares issued in any other Related Transactions, including for the purchase of AGS Shares. In addition (assuming no change from those outstanding on June 30, 2001 and ignoring any Related Transactions) the Company would then have outstanding "Non-Plan" warrants and options to purchase 281,200 shares of common stock at various prices between $2.00 and $103.00 per share (with an average exercise price of $23.60), and "Plan" options to purchase 142,600 shares of common stock at an average exercise price of $5.60. The words "Plan" indicates that options are issued under the Company's 1996 Stock Option Plan, while "Non-Plan" indicates that they are not issued under that Plan. Over the last several years, as the stock price went down, the Company several times reduced the exercise price to the then market price of Plan and Non-Plan options, and of (Non-Plan) warrants, but only if they were then held by officers, directors, employees and certain consultants. Most recently that reduction was to $.10 per share (i.e., $2.00 after giving effect to the share consolidation). Plan Options have no anti-dilution provisions that adjust the exercise price for the issuance of common stock for consideration below the market price. However most warrants do have such provisions, and in several variations. However, the Board of Directors of the Company has determined that the issuance of shares to Vendors will be for a consideration greater than the market value of the shares.

         HOW THE SHARE CONSOLIDATION RELATES TO THE LOTTERY GAMING SYSTEM CONTRACT; HOW A VOTE AFFECTS COMPANY ACTION. It is important for each stockholder to focus on the fact that the Company believes an approval of the share consolidation is desirable even without approval of the Purchase Contract. Approval of the share consolidation has, therefor, been proposed in such a way that it will be effective regardless of whether the Purchase Contract is approved or consummated. However, stockholders should note that approval of the share consolidation is a condition precedent to the obligation of the Vendors and of the Company to consummate the Purchase Contract.

         If the stockholders fail to approve the share consolidation the Company will not effect a share consolidation in the immediate future, and the Company expects that the Vendors will, as is permitted, decline to consummate the Purchase Contract because of failure of a condition precedent. However that failure of the stockholders will not necessarily be a breach by the Company or put it in default under the Purchase Contract. If the stockholders approve the share consolidation the Company intends to effect it whether or not the Purchase Contract is consummated. The Board of Directors recommends that the stockholders vote FOR the proposal to approve the share consolidation.

PROPOSAL 2- APPROVAL OF THE EMSI PURCHASE CONTRACT

         SOME TERMS OF THE PURCHASE CONTRACT. The Company has entered into a formal, written contract (the "Purchase Contract") with the six Vendors collectively, to purchase from them all the issued and outstanding common stock of EMSI (the "Stock in EMSI"). That stock is the only equity security in EMSI, so EMSI will thereby become a wholly owned direct subsidiary of the Company. EMSI holds the Lottery Gaming System Contract, but is otherwise a "clean shell" and has no other assets, liabilities or obligations. The Purchase Contract is brief, but the Company believes it is legally adequate.

         The Purchase Contract makes the Vendors' obligation to sell (and the Company's obligation to purchase) the Stock in EMSI conditional on approval (and consummation) of the share consolidation, listing the Company's common stock on a reputable "exchange", and funding EMSI with $3,000,000. Under the Purchase Contract the Company must, from the date of that contract, use its best efforts to fulfill these conditions precedent.

         Consummation of the Purchase Contract will directly result in the issuance to Vendors of such number of new shares of common stock as will exceed 80% of the total number of Shares of common stock to be outstanding immediately after the purchase. These shares will give to Vendors legal voting control of the Company. The following table shows the name of each Vendor and the number of shares of common stock in the Company that it will hold of record after the share consolidation and the percentage of common stock in the Company that such shares represent, assuming 1,500,000 common shares of additional stock have been issued to new investors in satisfaction of the condition precedent in the Purchase Contract.

--------------------------------------------- -------------------------------- ------------------------------
                                              NUMBER OF SHARES OF COMMON
                                              STOCK IN THE COMPANY TO BE        PERCENTAGE OF COMMON STOCK
NAME OF VENDOR                                OWNED(1)                          IN THE COMPANY TO BE OWNED (1)
--------------------------------------------- -------------------------------- ------------------------------

KATANA TRADING CORPORATION                             825,000                          10.43

CONQUISTADOR TRADING CORPORATION                       825,000                          10.43

PROTECTOR SAMURAI TRADING CORPORATION                  880,000                          11.13

AZZARO ENDOWMENT CORPORATION                           990,000                          12.52

SINO INTERNATIONAL ENTERTAINMENT LIMITED               990,000                          12.52

RIO HOLDINGS S.A.                                      990,000                          12.52

--------------------------------------------- -------------------------------- ------------------------------

1 Based on the number of shares outstanding on June 30, 2001, and assuming that
(i) the Purchase Contract is consummated, (ii) the share consolidation has taken place and (iii) an additional 1,500,000 shares have been issued to investors as required by the Purchase Contract.

PURCHASE PRICE. The Purchase Contract states that the purchase price in dollar terms is $ 11,000,000. This statement somewhat arbitrarily assumed that each of the 5,500,000 shares to be received by the Vendors is notionally valued at $2.00, so all such shares could be notionally valued at $11,000,000. This valuation is notional and for purposes of the Purchase Contract, and a stockholder should not take it to indicate the present or future value of a share of common stock.

The Vendors' contract obligation to sell the Stock in EMSI is not conditioned on any particular market price for shares of common stock in the Company actually prevailing at or after the share consolidation, or at any other time. So, in this respect the Purchase Contract puts on Vendors some risks and some benefits of market price changes prior to and at the date of consummation of the Purchase Contract.

SHARE CONSOLIDATION CONDITION PRECEDENT. This condition precedent is discussed above.

LISTING CONDITION PRECEDENT. This condition precedent is discussed above. RELATED TRANSACTIONS INTENDED BY THE COMPANY. If the Purchase Contract is consummated the Company now intends to enter into several related transactions ("Related Transactions"), and in some of which, it intends to issue shares of common stock. These Related Transactions are intended to help the Company implement its on-line lottery and wagering systems business (the "On-Line Lottery Business"). These Related Transactions are the sale of Funding Shares and the purchase of AGS Assets. In addition, the Company may hereafter decide to enter into further related transactions.

FUNDING CONDITION PRECEDENT; FUNDING SHARES. The Purchase Contract requires the Company to use its best efforts to "fund" EMSI with $3,000,000 by selling within 60 days after the "Approval Date" (the "Condition Fulfillment Date") up to 1,500,000 (measured after consolidation) additional shares of common stock in the Company. (Those shares that are actually sold being called the "Funding Shares") for not less than $2.00 per share. The "Approval Date" is the date the Company obtains approval by its stockholders of the share consolidation. If such approval is obtained at this Meeting the "Approval Date" would be August 22, 2001. The Condition Fulfillment Date would be October 5, 2001, but either the Company or the Vendors may cancel the Purchase Contract if the Funding Shares are not sold prior to September 28, 2001.

     The On-Line Lottery Business will require money to start up and to sustain operations until they are self-sustaining and can pay back any of the money that has been borrowed. The Company has advanced $400,000 to EMSI in anticipation of the acquisition which the Company raised by the sale of common stock in a private offering. The Company does not now intend to make available to that business any of the cash flow from the Suriname casino, unless, contrary to current expectations, that cash flow substantially increases. The Company has very limited borrowing capability, if any. The Company does not now intend to borrow money for the On-Line Lottery Business, and has not sought to borrow money. As contemplated in the Purchase Contract, the Company will try to sell additional shares of common stock (the "Funding Shares") to raise the necessary money.

     The Company is currently negotiating with prospective purchasers for sale of the Funding Shares at over $2.00 per share. The Company believes that EMSI will definitely need a minimum of $3,000,000 for the hardware expenditures and other start-up expenditures to begin operating under the On-Line Lottery Contract. If the Company purchases the assets of AGS, the Company will need $1,250,000 in cash to consummate the purchase of the AGS assets. See the paragraph below entitled "Possible Further Company Purchase of AGS Assets". The Company cannot now predict whether it will be able to sell any Funding Shares, or at what price. Sale of the Funding Shares at the stated minimum price is a condition precedent to the Vendors' obligation to sell the Stock in EMSI, and to the Company's obligation to buy that stock. So, if the Company uses its best efforts, but fails timely to sell the Funding Shares for the minimum amount, it would not be in breach or default under the Purchase Contract.

TIME FRAMES AND THE VENDORS' AND COMPANY'S RIGHT TO TERMINATE THE PURCHASE CONTRACT. If despite the best efforts of the Company to obtain approval of the share consolidation, to list the common stock on a recognized exchange, and to sell the Funding Shares for a minimum of $3,000,000, any one or more of these things does not happen by the Closing Date, either the Vendors collectively or the Company may declare the Purchase Agreement terminated and of no effect. The Closing Date is to take place prior to or before September 28, 2001, but can be deferred by agreement of the Vendors collectively and the Company. The Company believes that it may be difficult to meet these time frames, but does not now expect that it will terminate the Purchase Contract. It does not know what the Vendors intentions are.

LOTTERY GAMING SYSTEM CONTRACT. Vendors represent and warrant to the Company in the Purchase Contract that EMSI is a newly formed "clean shell" without any assets, liabilities or obligations other than the Lottery Gaming System Contract, and that EMSI has no operating or "going" business, and never had one. Neither Vendors nor EMSI has provided any financial statement to the Company. The undated Lottery Gaming System Contract is a new but now existing contract between EMSI and Detetour, Corporation for Development of New Technology and Tourism ("Detetour"), an entity owned by the sovereign Socialist Republic of Vietnam (the "State") and controlled by the Ministry of Defense. Detetour is an entity with quite extensive operations in technology and tourism, and is a major State instrumentality. No operations have been conducted under the Lottery Gaming System Contract. It grants to EMSI the exclusive right and the obligation to supply Detetour with an on-line lottery and sports betting system, and to operate that system throughout a "Territory" that covers the capital city (Ho Chi Minh City) and the "Southern Provinces". The Company calls this the Company's "Lottery Gaming System Business". No on-line lottery or sports betting operations have previously been conducted under State authority within that Territory. (AGS, referred to below, and a separate corporation organized under the laws of Alberta, Canada, holds a contract with Detetour to manage certain aspects of the existing "on-line" lottery operations in Hanoi City).

AGREEMENTS ABOUT MANAGEMENT OF THE COMPANY. Except as noted in the paragraph below entitled "Key Officers and Some of Their Personal Interests", the Company does not now have an intention to enter into, prior to consummation of the Purchase Contract, any agreements or specific understandings with EMSI, AGS or the Vendors concerning the management positions with or operations of the Company after consummation of the Purchase Contract, or after any purchase of any assets of AGS.

     KEY OFFICERS AND SOME OF THEIR PERSONAL INTERESTS. Mr. Dallas Dempster is the Company's President and Chief Executive Officer and one of its two directors. If the Purchase Agreement is consummated it is presently contemplated that he will remain the Company's President and Chief Executive Officer and will remain a director. It is contemplated that the number of directors in office will be increased to five (there are currently two), and that the vacancies will be initially filled by the current board of directors or by the Vendors and the new investors. Mr. David Aftergood is AGS's President and Chief Executive Officer, and one of its directors. If the Purchase Contract is consummated it is expected that he will become the Company's President of the Lotteries Division and one of its executive directors. However, it appears that Mr. Aftergood may be contractually or otherwise obligated to remain as AGS's President. Under the current proposed terms for the Company to purchase assets of AGS, Mr. Aftergood would be released from all such obligations to AGS. So far, there is no definitive agreement on releasing him from obligations, if any, as he may have to AGS.

     Mr. Dempster and Mr. Aftergood (if employed by the Company) will be key officers of the Company. Neither now has any employment contract with the Company, nor does the Company know if either will have one after the consummation of the Purchase Contract. However if the Company purchases the assets of AGS, the current proposed terms of such a purchase include an employment contract between the Company and Mr. Aftergood. (See the paragraph below entitled "Possible Future Purchase of AGS's Assets".) If either should not be available to the Company, the On-line Lottery Business could be seriously hurt.

     There is no understanding between, on the one hand, the Company and, on the other hand, EMSI, AGS, the Vendors, or any of the directors of the foregoing, or the key officers (and Mr. Dempster has advised the Company that there is no understanding between him, on the one hand, and, on the other hand, EMSI, AGS, the Vendors, Mr. Aftergood, or any director of any of the foregoing) about any other employment, employment contract or compensation either key officer will receive from the Company, EMSI or AGS before or after consummation of the Purchase Contract. Such understandings might be reached, or such contracts or payments made, by the Company after consummation. After consummation the Company will be controlled by the Vendors. To the best knowledge of the Company (and, he advises, Mr. Dempster) neither EMSI, AGS, the Vendors, Mr. Dempster or any director of the foregoing, has any understanding with Mr. Aftergood to make any such contract or payment before or after the consummation. Until consummation (or abandonment) neither key officer will receive any bonus, commission or other unusual compensation from the Company in connection with the Purchase Contract.

     Mr. Dempster identified for the Company the EMSI and AGS business opportunities. He has conducted substantially all negotiations, while consulting with the other director of the Company. Mr. Dempster has extensive experience and connections in development of gaming and gambling operations in South East Asia. Mr. Dempster holds or has an indirect interest in options to purchase 2,000,000 shares at $.10 per share (before the share consolidation). See the table "Security Ownership of Certain Beneficial Owners and Management" for more information on his holdings.

     Mr. Dempster has advised the Company that he has and will have no direct or indirect beneficial interest in EMSI, AGS or the On-Line Lottery Business, except through the Company and his positions with the Company.

The Company has been advised that Mr. Aftergood owns approximately five percent of the outstanding shares in AGS.

FORMAL SUFFICIENCY OF THE LOTTERY GAMING SYSTEM CONTRACT. In the Company's opinion the Lottery Gaming System Contract is an extensive and sophisticated legal contract, as judged by legal and business standards prevailing in the United States. It is 41 single-spaced, typed pages governed by the English language version. The Company is not able meaningfully to distinguish it from a contract between substantial Canadian companies in a similar business. The Company is advised that the Lottery Gaming System Contract was negotiated and drafted by a certain identified reputable law firm in Canada acting on behalf of EMSI. In the Purchase Contract Vendors represent and warrant that the Lottery Gaming System Contract is a legally valid and binding contract, enforceable against Detetour in accordance with its terms, and that no consent or other action by the State or Detetour is required fully and validly to transfer the Stock in EMSI or approve the Company's thereby obtaining its indirect interest in the Lottery Gaming System Contract. The Company has obtained legal opinions from the Phu Tho Bar Association of Vietnam and of international legal counsel practicing in Vietnam as to various aspects of the Lottery Gaming System Contract. It has not obtained any written consent or similar written action of the State of Detetour to the sale of Stock in EMSI. The Lottery Gaming System Contract states that it is governed by the laws of the Socialist Republic of Vietnam, but where the relevant effect of such laws cannot be ascertained, it is governed by the laws of the Province of Alberta and the laws of Canada. It provides for arbitration of disputes in the Permanent Court of Arbitration in the Hague, Netherlands. Detetour waives its sovereign immunity. The business terms of the Lottery Gaming System Contract are described below. The sufficiency of the terms of the Lottery Gaming System Contract notwithstanding, the Company believes that it may be, both as a legal and practical matter, very difficult to enforce the terms of the Lottery Gaming System Contract against Detetour if Detetour or the State opposes such enforcement.

RISK BORNE BY VENDORS. Since 70% of the Company's outstanding common stock will initially be owned by the Vendors, and the Company will be controlled by the Vendors, the Company believes that indirectly the Vendors bear a great deal of any risk that Detetour will breach or not fulfill the terms of the Lottery Gaming System Contract, and of the success or failure of the On-Line Lottery Business. The Company is placing significant reliance on the usefulness of the continuing financial interest of the Vendors in the Company. See the paragraph below entitled "Risks" for a more extended discussion of some of the specific and general risks associated with the Purchase Contract, transfer of control of the Company, and the On-Line Lottery Business.

BUSINESS TERMS OF THE LOTTERY GAMING SYSTEM CONTRACT. The Lottery Gaming System Contract is between EMSI and Detetour, Corporation for Development of New Technology and Tourism ("Detetour"), a company owned by the State and controlled by the Ministry of Defense. The full term of the contract is ten years from the date that the first on-line sales begin on the on-line lottery gaming system. Under the Lottery Gaming System Contract EMSI is to provide the software, central equipment and on-line terminals, marketing, maintenance and training for an on-line electronic lottery and sports betting system in a Territory consisting of Ho Chi Minh City and the Southern Provinces. Detetour will pay for or provide telecommunications and consumables. Software will be owned by EMSI. At the end of the ten year term Detetour will receive a license of the software for $1. EMSI is to own, install, maintain and run the data center, but Detetour is to install and maintain both the connections to the retail terminals and the retail terminals owned by EMSI. Detetour is to provide at least 600 retail outlets in phase one, and up to 2000 in phase two. Detetour is to obtain all licenses and permissions. All bet money is collected by Detetour and goes into Detetour accounts. Detetour provides the prizes for a game, which may not be less than 55% of that game's revenue. Each week Detetour is to pay into an EMSI bank account, in U.S. dollars at any bank outside the State and designated by EMSI, 7.0% of the gross bets taken in during the prior week. That is EMSI's fee. The exchange rate is not specified. Detetour warrants that should EMSI get any payments in Vietnamese currency, EMSI can freely convert such payments into dollars and export the dollars. Beginning in the fifth year of the term of the contract Detetour can deduct certain amounts from the fee, but not in excess of 2 points of the 7 points. Detetour pays half of the foreign contractors tax and any other tax, levy or penalty against EMSI. Detetour is also responsible for paying EMSI a marketing fee equal to 3% of the weekly gross lottery and sports lottery sales, which EMSI is obligated to expend for advertising. Detetour may not grant to any other person any rights to conduct an on-line lottery or sports betting system in the State.

      Under a separate agreement, EMSI is required to remit to Detetour out of the payments it receives, 1.5% of the gross lottery and sports lottery sales during the first five years of the Agreement, and 2.5% of such sales during the remaining five years. As a consequence, EMSI will receive 5.5% of gross revenues during the first five years of the contract term, and 2.5% during the last five years, excluding the marketing fee. EMSI has also agreed with its local Vietnamese agent to pay such agent a commission of 12% of the 5.5% of gross revenues that it receives in the first five years, and 12% of the 2.5% of gross revenues it is to receive for the remaining five years.

PROJECTION OF REVENUES AND PROFITS. See the paragraphs below entitled "Risks" and "Forward Looking Statements". No business similar to the On-Line Lottery Business has previously been conducted in Ho Chi Minh City or in the Southern Provinces. Consequently, it is difficult to project the revenues, profits or losses that may result from the On-Line Lottery Business. Since August 1999 Applied Gaming Solutions, Inc. has marketed, and to some extent managed, Detetour's on-line lottery in and around Hanoi. That lottery has not been a financial success for AGS but has been technically successful and basically used as a pilot plan operation. In acquiring AGS, the Company will acquire such information as is available from these operations.

     The Company believes that lotteries and gambling of many kinds is embedded in the culture of Vietnam. The government of Vietnam seems to have publicly committed itself to closing a number of legal paper-based lotteries, and stamping- out illegal lotteries. The Company believes that the State's Department of Defense has developed, and will probably continue to develop, substantial civilian business interests.

     The population of Vietnam is about 76 million, about half males, and overwhelmingly young. The Southern provinces are significantly richer than the Northern, and have a more advanced money economy and outward looking attitude. About 47%, or 38 million people live in the Southern Region, and about 35%, or 28 million, live in the Territory. About 7 to 10 million of these live in the Ho Chi Minh City market.

    The Company has been told by a consultant that in 1996 the paper-based national lottery run by the State [throughout the country] had sales of over $320,000,000 (at a then conversion rate of Dong11,000 to US$1.00.) The Company has been advised that official documented information supplied to its consultant indicates that the national lottery in the Territory now has sales of about $400,000,000. The consultant told the Company that when a paper lottery in a developing country or area converts to on-line games, the sales are expected to increase by a factor of 3 to 5 times. That would suggest possible sales in 2001 could be between $800,000,000 and $1.6 billion, or more than $10 to $20 per capita nationally. Sales per capita in the Ho Chi Minh City are likely to be significantly higher than they are nationally. One consultant told the Company that sales in Ho Chi Minh City are 20 times those in Hanoi. Detetour has agreed to a relatively high level of prize payout to stimulate sales. If 75% of lottery sales in the Territory are those of the On-Line Lottery Business, it would have an annual sales potential of $600,000,000 to $1 billion.

     The On-Line Lottery Business will be extended beyond lottery games, into games with a target audience of the large young, "urban" population, such as sports betting. However that is a longer term strategy. If lottery games can sustain the business infrastructure, extension into other gaming should be highly profitable.

     The Company reminds the stockholder that this Paragraph consists of Forward-looking statements based on a limited amount of untested data and should be regarded as highly speculative.

POSSIBLE FURTHER COMPANY PURCHASE OF AGS ASSETS. The Company is currently negotiating with Applied Gaming Solutions of Canada, Inc. ("AGS"), a Canadian company, to purchase AGS' assets as a going business (the "AGS Assets"), including equipment, infrastructure, retail sales outlets and organization and personnel relations, and, of course, its operating contract with Detetour. Since about August 1999 AGS has marketed, and to some extent operated, Detetour's on-line lottery in and around the State capital. The Company believes that purchasing the AGS Assets, especially the retail sales outlets and organization, would reduce the cost and difficulty of starting-up and operating the On-Line Lottery Business in Vietnam, and would provide a strategic advantage in marketing the On-Line Lottery Business for the majority of the country as a national lottery and sports betting operation.

     The Company has entered into a non-binding written letter of intent with AGS for the Company to purchase the AGS Assets for cash and shares of common stock in the Company. Under the letter of intent, the Company is to pay a total of $1,250,000 in cash and $400,000 by the issuance of 200,000 shares of common stock valued at $2.00 per share at the closing (the "AGS Closing"). The first payment is called the " Employees Payment", and the second is called the "Creditors Payment". AGS will pay the Employees Payment to certain of its directors or former directors, including Mr. Aftergood, to permit them to settle and discharge certain claims of director liability (the "Director Liability Claims"). Evidently there are various Director Liability Claims asserted by some of the stockholders of AGS. AGS will pay the Creditors Payment to its secured lender ("AGS Secured Lender")to discharge all claims of the Secured Lender. This will permit the Secured Lender to release its security interests in the AGS Assets. The Company expects to enter into an employment contract with Mr. Aftergood, but its terms are not described in the letter of intent. The Company understands that Mr. Aftergood may have legal or other commitments to AGS that might prevent him from taking employment with the Company as one of its two key employees.

     As part of the proposed terms for purchasing the AGS Assets the Company is to fund a new Alberta corporation ("Newco") with 800,000 shares of common stock in the Company (as calculated after the share consolidation, and with no consequent adjustment in the shares issuable to the Vendors for common stock in the Company). Newco will make an exchange offer to the AGS stockholders for the principle purpose of completing the final disposition of all Director Liability Claims.

    No definitive agreement has been reached, and negotiations are continuing.

OWNERSHIP OF EMSI, AGS AND THE VENDORS. In the Purchase Contract the Vendors have represented and warranted to the Company that all EMSI's outstanding common stock (its only equity security) is owned of record, in specific amounts, by the Vendors. Each of those Vendors is an entity organized in a jurisdiction outside the U.S., Canada and the State. The Company does not know the business ,if any, of any of the Vendors. They appear to be acting as a group in the sale of the Stock in EMSI, and may or may not be a group in other respects. Other then with respect to any legal action which might arise out of the Purchase Agreement, the Company believes that none of the Vendors is subject to the jurisdiction of a court in the U.S. or Canada. Although management of the Company and its advisors and consultants have met with the officers of the Vendors (who are largely Vietnamese nationals) and their legal representatives and believes that the Vendors are knowledgeable businessman, the Company does not know who owns or controls these entities. The Company does not have reliable information concerning the identity, nature or extent of the ultimate common beneficial ownership, if any, of EMSI, AGS or the Vendors. Consequently, in summary, the Company does not know the identities of the persons who may, as a group or otherwise, directly or indirectly control the actions of EMSI, AGS or the Vendors, or who may soon control the Company.

     The Company believes that its lack of knowledge about the ownership and control of these entities presents a significant risk to the Company, since it does not know, and is unable fully to evaluate, who it is currently negotiating with, and who may ultimately control the Company. The Company has been informed that at least some of the beneficial owners are Vietnamese nationals. The Company believes that similar nondisclosure of ownership or control is a common practice in certain types of international transactions, and especially in transactions involving gambling operations in mainland Asia. The Company's President, who found the opportunity and has conducted negotiations for the Company, has told the Company that although he has some surmises as to who the ultimate control persons are, he does not have substantial evidence or indication of who they are.

U.S. SECURITIES LAWS APPLICABLE TO THE STOCK ISSUANCE UNDER THE PURCHASE CONTRACT. The issuance of stock to the Vendors is intended to be exempt from the registration provisions of the Securities Act. At the time of original issuance the Company intends to obtain, and to impose on any transfer of shares issued under the Purchase Contract, customary agreements and restrictions required to comply with U.S. securities laws. These will include a customary "investment letter" from Vendors, customary stop-transfer orders, and customary requirements for an opinion of counsel as to the legality under U.S. securities laws of any proposed resale. In summary, the Company intends to impose on the shares the same treatment as would be given so-called "restricted" shares issued under Rule 144 of the Securities Exchange Commission. This usually means, among other things, that the shares cannot be publicly sold (in this case presumably over any U.S. exchange on which shares of common stock may be then listed} until they have been held by the purchaser (or his permitted successor under the rule) for one year. However, since the Vendors, or perhaps one or more Vendors as a member of a group, have controlled or will control the Company, the holding period might be two years, or longer. If the holders of the shares try to sell them, that might have an adverse effect on the then market price of the common stock. Because sale of a large block is difficult and tends to depress the price of common stock, and because of restrictions and limitations of U.S. securities laws, or for other reasons. It is possible that the Vendors or another holder would sell shares in a public offering registered under the Securities Act of 1933. It is not unusual for a company issuing a large number of shares to grant registration rights and enter into a large number of complex agreements with the purchaser relating to eventual sale of the shares, registration, holding periods, hold-backs from the market, and other things. In the case of the Purchase Contract, there are almost no such agreements, since Vendors will control the Company and have indicated that they do not want such agreements and will not give such agreements.

RISKS. The Purchase Contract, the Related Transactions, other possible transactions, the change of control of the Company, the On-Line Lottery Business and the lottery business each has substantial risks and many elements that are not generally known, not known to the Company, or unevaluated. However, the Company believes that these transactions also have many substantial benefits, and that the benefits outweigh the risks. At this time the Company is in considerably reduced financial circumstances and its share market price is very low. Further, its existing business cannot support a significant increase in share market price or a meaningful recovery of the share market price to former levels. If the share price is to increase significantly, the Company must have new businesses. The On-Line Lottery Business and the lottery business are the only new businesses that the Company has recently had the opportunity to enter on acceptable terms.

     THE COMPANY EMPHASIZES THAT APPROVAL OF THE PURCHASE CONTRACT WILL INVOLVE THE COMPANY IN MANY REAL AND SUBSTANTIAL RISKS AND UNKNOWNS, USUAL AND UNUSUAL, INCLUDING BUT NOT LIMITED TO, RISKS OF A DEVELOPMENT STAGE COMPANY; THE COMPANY'S WORKING CAPITAL DEFICIT AND ACCUMULATED DEFICIT; SIGNIFICANT CAPITAL REQUIREMENTS; NEED FOR ADDITIONAL FINANCING; RISKS ASSOCIATED WITH GEOGRAPHIC EXPANSION AND NEW LINES OF BUSINESS; RISKS INHERENT IN INTERNATIONAL BUSINESS; RISKS RELATING TO THE SAKHALIN PROJECT; RISKS RELATED TO THE ON-LINE LOTTERY BUSINESS AND LOTTERY BUSINESS; LOSS OF LICENSES, FRANCHISES OR RIGHTS; THE CHANGES IN CONTROL RESULTING FROM CONSUMMATION OF THE PURCHASE CONTRACT AND POSSIBLE OTHER CHANGES IN CONTROL; POLITICAL AND ECONOMIC FACTORS; RISKS OF FOREIGN LEGAL SYSTEMS; BUSINESS INFRASTRUCTURE ISSUES; POTENTIAL CONFLICTS WITH OTHER PERSONS RELATED TO THE COMPANY'S PROJECTS; RESTRICTIONS AND CONTROLS ON FOREIGN INVESTMENTS AND ACQUISITIONS OF MAJORITY INTERESTS; GOVERNMENT REGULATION; CONSTRUCTION RISKS; NATURE OF THE LOTTERY, GAMING AND GAMBLING INDUSTRY; DEPENDENCE ON SUCCESSFUL OPERATIONS; COLLECTABILITY OF RECEIVABLES; EFFECTS OF INFLATION AND CURRENCY FLUCTUATIONS; COMPETITION; RELIANCE ON ADVANCES AND DIVIDENDS FROM SUBSIDIARIES; DEPENDENCE ON PERSONNEL ASSOCIATED WITH DEVELOPING THE ON-LINE LOTTERY BUSINESS AND THE LOTTERY BUSINESS; LACK OF KEY MAN INSURANCE; VOLATILITY OF PRICES OF SHARES; POTENTIAL ADVERSE IMPACT ON MARKET PRICE OF SHARES ELIGIBLE FOR FUTURE SALE AND ADDITIONAL REGISTERED SECURITIES; POTENTIAL ADVERSE EFFECT OF FUTURE ISSUANCES OF AUTHORIZED PREFERRED STOCK; POTENTIAL ADVERSE EFFECT OF UNDERWRITER'S WARRANTS AND OTHER WARRANTS; CLASSIFIED BOARD OF DIRECTORS; LIMITED PUBLIC MARKET AND LIQUIDITY, AND OTHER RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

FORWARD LOOKING STATEMENTS. This proxy statement contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this document regarding the Company's strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of risk factors.

ELECTION OF DIRECTORS TO CLASSIFIED DIRECTORSHIPS. There are now five authorized directorships: two classified in Class A, two Classified in Class B and one classified in Class C. Each class serves for three years from the time of election, or until his successor is elected and takes office. A different class is supposed to be elected each year at that year's annual meeting. No directors were nominated or elected at the Company's most recent annual meeting in November 1999. The original purpose of this classification seems to have been to help assure a continuity of management. However with a radical change in the circumstances of the Company this classified or "staggered" directorship structure has become less relevant. If the Purchase Agreement is consummated and transfers corporate control to the Vendors, this structure may be even less relevant. However, the Company is not changing it now.

     When the Company consummates the Purchase Contract the Vendors, initially as the holders of over 70% of the Company's common stock, will have legal voting control of the Company. In some respects they would have more than normal flexibility in exercising that control. Under Delaware law such an absolute majority of the stockholders has extraordinary power to act alone and without a meeting of stockholders. To take stockholder action such a majority can take action on written consent without any meeting, file the consent with the Company, and the action is thereby taken. The other stockholders merely get notice of that action. A similar way of taking action could be used to elect or possibly remove directors and to engage in numerous extraordinary corporate actions. The Company has an understanding with the Vendors concerning the manner in which they will exercise their voting rights which is intended to be reduced to a written agreement prior to the Closing. Among other matters, the Vendors are to agree to maintain the Board at five directors and to vote for the election of the two incumbent directors and Mr. Aftergood. It is intended that an additional independent director representing the new investors would be nominated. No directors are being nominated for election at this Meeting. The Company is not soliciting proxies for election of directors at the Meeting. If the Purchase Contract is not consummated, the two incumbent directors will be the only directors in office. The Board of Directors recommends that the stockholders vote FOR the proposal to approve the EMSI Purchase Contract.

PROPOSAL 3- APPROVAL OF CHANGE OF COMPANY'S NAME TO "LOTTERY & WAGERING SOLUTIONS INC."

The Board of Directors unanimously adopted a resolution that the Company's Amended Certificate of Incorporation be amended to change the Company's name from "CCA Companies Incorporated" to "Lottery & Wagering Solutions Inc." (the "Corporate Name Amendment"). A copy of the proposed Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment") is attached as Exhibit A-3 to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by the Certificate of Amendment.

The Board of Directors believes that it is in the best interests of the Company to change its corporate name which will result in a more distinct and recognizable corporate identity, better reflecting the Company's future plans. The Board also believes that the name change will enhance future strategic plans and marketing capabilities and will reflect the new direction of the Company's services and products. If approved by the stockholders at this Meeting, the new name will become effective upon the Company's filing the Certificate of Amendment with the Secretary of State of the State of Delaware, Division of Corporations. The change of corporate name will be accomplished by amending the first paragraph of the Company's Certificate of Incorporation to read as follows:

"FIRST: The name of the corporation is Lottery & Wagering Solutions Inc."
The change in corporate name will not affect the validity or transferability of the stock certificates presently outstanding. The following resolution will be offered by the Board of Directors at the Meeting:

RESOLVED, that the proposal to amend Paragraph FIRST of the Company's Certificate of Incorporation so as to change the name of the Company to "Lottery & Wagering Solutions Inc." is hereby approved, authorized and adopted.

Recommendation of the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the proposal to amend the Company's Certificate of Incorporation to change the name of the Company to "Lottery & Wagering Solutions Inc.

PROPOSAL 4- APPROVAL OF AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN
The Board of Directors adopted a resolution proposing that in view of the strategic need to attract and keep capable management for the Company's newly contemplated operations, the number of shares of Common Stock available for grant under the 1996 Stock Option Plan of the Company ( the "1996 Plan") be increased. After giving effect to the share consolidation, such increase is proposed to be from 250,000 shares currently available to 3,000,000 shares. (the "Plan Amendment").

Shares Subject to the 1996 Plan

The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted and approved by the Company's Stockholders on November 6, 1996. Subsequently, the Company's Board of Directors amended the 1996 Plan to increase the number of shares available for issuance under the plan to 5,000,000 shares and the stockholders of the Company approved the amendment.

The authorized shares issuable in connection with the 1996 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations. As of June 30, 2001, the Company had options outstanding under the 1996 Plan to purchase an aggregate of 2,852,000 shares of Common Stock, at exercise prices ranging from $.10 to $1.50, or a weighted average exercise price per share of $.28. If any option granted under the 1996 Plan shall expire or terminate for any reason without having have been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares of Common Stock subject to such option shall again be available for grants of options under the 1996 Plan. As of June 30, 2001, a total of 2,148,000 shares of Common Stock were available for future issuance under the 1996 Plan.

Administration

The 1996 Plan is administered by the Stock Option Committee. The Stock Option Committee is to consist of three directors appointed by the Board of Directors with the power and authority to grant options to participants in the 1996 Plan. The Stock Option Committee may delegate certain of its responsibilities to other persons; provided, however, the Stock Option Committee may not delegate matters relating to the Company's Section 16 officers.

The Stock Option Committee may periodically adopt rules and regulations for carrying out the 1996 Plan. The Board of Directors may amend the 1996 Plan, as desired, without further action by the Company's stockholders except as required by applicable law. Participants and Terms of Awards.

Employees of the Company (the "Participants") are eligible to receive "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees, officers, directors and consultants are eligible to receive options which do not qualify as ISOs ("Non-Qualified Options or "NSOs").

The purchase price under each option is established by the Stock Option Committee but in no event can the option prices for ISOs and non-employee director options be less than one hundred percent (100%) of the fair market value of the stock on the date of grant.

Options have such terms and are exercisable in such manner and at such times as the Stock Option Committee may determine. Each option must expire within a period of not more than ten (10) years from the grant date. The Stock Option Committee has full discretion to determine the number and amount of options to be granted to employees under the 1996 Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Security Ownership of Certain Beneficial Owners and Management table set forth herein above, the directors of the Company, the executive officers as a group and all other employees under the 1996 Plan are not presently determinable.

The Board of Directors recommends that stockholders vote FOR the proposal to amend the 1996 Plan to increase the number of shares available for grant (after giving effect to the share consolidation) from 250,000 shares to 3,000,000 shares. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of the Amendment to the 1996 Plan.

                        UNDERTAKINGS OF THE COMPANY

The Company undertakes to deliver to each beneficial owner of the Company's Common Stock, upon written or oral request, without charge, a copy of any and all documents referred to in this Proxy Statement that have been incorporated by reference. Delivery of such documents shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests shall be directed to the attention of Miles Greenberg, CCA Companies Incorporated 9130 South Dadeland Blvd, Miami Florida, 33156 telephone number 305-670-3838 facsimile number 305-670-3422.

                             ADDITIONAL INFORMATION

The Company is subject to certain informational requirements of the Securities and Exchange Act and in accordance with that act has filed reports and other information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549 or at the Regional Offices of the SEC at 210 South Dearborn Street, Room 1204, Chicago, Illinois 60604; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549 or at the Internet web site maintained by the SEC at http://www.sec.gov.

            [THIS IS THE END OF THE PROXY STATEMENT OF CCA COMPANIES]

                                  EXHIBIT INDEX

NUMBER     DESCRIPTION OF EXHIBIT

A-1 Certificate of Amendment to Certificate of Incorporation of CCA Companies Incorporated

A-2 Offer to Purchase Dated May, 2001 Between Katana Trading Corporation, Conquistador Trading Corporation, Protector Samurai Trading Corporation, Sino International Entertainment Limited and Rio Holdings S.A.

                                   EXHIBIT A-1
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CCA COMPANIES INCORPORATED

CCA Companies Incorporated, a Delaware corporation (the "Corporation"), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, at a meeting held on August __, 2001, adopted resolutions proposing and declaring advisable the following amendments to the Amended Certificate of Incorporation of the Corporation, and declaring that such proposed amendments be submitted for consideration by the stockholders of the Corporation entitled to vote in respect thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended, as follows:

I. Paragraph FIRST of the Certificate of Incorporation, relating to the name of the Corporation, be deleted in its entirety and replaced with the following provision to said Article:

"FIRST: The name of the Corporation is LOTTERY & WAGERING SOLUTIONS INC.

II. Paragraph FOURTH of the Certificate of Incorporation, relating to the capitalization of the Corporation be amended to add the following provision to said article:

"On the date of this Certificate of Amendment to the Certificate of Incorporation, all issued and outstanding shares of Common Stock of this Corporation held by each holder of record on such filing date shall be automatically combined in a reverse stock split at the rate of 1 for 20 without any further action on the part of the holders thereof or the Corporation. No fractional shares of Common Stock shall be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower number of shares.

SECOND: That thereafter pursuant to resolutions of the Board of Directors of the Corporation, a Special Meeting of the Stockholders of the Corporation was duly called and held on August ___,2001, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by ___________________, its , on this ___ day of _________ 2001.

                                       CCA COMPANIES INCORPORATED

                                       By: _________________________
                                           Dallas Dempster
                                           President

                                   Exhibit A-2

OFFER TO PURCHASE made this day of May, 2001.

BETWEEN:

                           KATANA TRADING CORPORATION, CONQUISTADOR TRADING CORPORATION, PROTECTOR SAMURAI TRADING CORPORATION, AZZARO ENDOWMENT CORPORATION, SINO INTERNATIONAL ENTERTAINMENT LIMITED and RIO HOLDINGS S.A. (hereinafter collectively called the "Vendor")

                                                               OF THE FIRST PART

                                     - and -

                           CCA COMPANIES INCORPORATED

                           (hereinafter called the "Purchaser")

                                                              OF THE SECOND PART


     WHEREAS the Vendor is the owner of all the issued shares of Emerging Market Solutions International Inc.;

     AND WHEREAS the Purchaser is desirous of purchasing the said shares;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that each of the parties hereto covenant and agree with each other upon execution of this Agreement as follows:

                                    ARTICLE I
                                     GENERAL

1.01    DEFINITIONS

     For the purpose of this Agreement, the recitals hereof and the Schedules annexed hereto, each of the following expressions shall have the following meanings:

a) "Agreement", "Offer to Purchase", "Offer", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions when used in this Agreement and the attached Schedule refer to the whole of this Agreement and the attached Schedules and not to any particular Article or Section or portion thereof and include any and every instrument supplemental hereto, and any reference to an Article or Section by number means the appropriate Article or Section of this Agreement and any reference to a Schedule by letter means the appropriate Schedule attached to and forming a part of this Agreement, unless in any of the cases aforesaid the context is expressly to the contrary;

b)   "Company" means Emerging Market Solutions International Inc.;

c) "Contract" means that contract made between the Company and Detetour Corporation for Development of New Technology and Tourism, a copy of which is attached hereto as Schedule "A" and forms a part hereof;

d) "Closing Date" means the date as referred to in Article 4.05 hereof, or such other date as may be mutually agreed upon by the parties in writing;

e)   "Purchaser" means CCA Companies Incorporated.

f) "Purchase Price" means the sum of ELEVEN MILLION ($11,000,000.00) DOLLARS payable by way of issue and delivery of the Purchaser's Shares;

g) "Purchaser's Shares" means those FIVE MILLION FIVE HUNDRED THOUSAND (5,500,000) Common Shares to be issued by the Purchaser to the Vendor at an issue price of TWO ($2.00) DOLLARS per share, the rights, privileges and restrictions thereof to be satisfactory to the Vendor;

h)   "Purchaser's Solicitor" means:

                  Messrs. Murray & Hollander LLP
                  Attorneys at Law
                  400 Park Avenue
                  New York, New York
                  U.S.A. 10022
                  Attention: Carl Hollander

i)   "Shares" means all the issued shares of the Company, being as follows:

         (i) 800 shares represented by Certificate No 1 held of record by Katana Trading Corporation, a Bahamian corporation, with principal offices at Nassau, Bahamas;

         (ii) 800 shares represented by Certificate No 2 held of record by Conquistador Trading Corporation, a Bahamian corporation, with principal offices at Nassau, Bahamas;

         (iii) 900 shares represented by Certificate No 3 held of record by Protector Samurai Corporation, a Bahamian corporation, with principal offices at Nassau, Bahamas;

         (iv) 1,000 shares represented by Certificate No 4 held of record by Azzaro Endowment Corporation, a Bahamian corporation, with principal offices at Nassau, Bahamas;

         (v) 1,000 shares represented by Certificate No 5 held of record by Sino International Entertainment Limited, a Guensney corporation, with principal offices at St. Martins, Guernsey, Channel Islands; and

         (vi) 1,000 shares represented by Certificate No 6 held of record by Rio Holdings S.A. a Belize corporation, with principal offices at Belize City, Belize;

j) "Vendor" means jointly and collectively Katana Trading Corporation, Conquistador Trading Corporation, Protector Samurai Corporation, Azzaro Endowment Corporation, Sino International Entertainment Limited and Rio Holdings S.A.

k)   "Vendor's Solicitor" means:

                  DeVries Law Firm
                  Barrister and Solicitor
                  #200, 2312 - 4th Street S.W.
                  Calgary, Alberta
                  CANADA  T2S 1X2
                  Attention:  Richard W. DeVries

                                   ARTICLE II
                                OFFER TO PURCHASE

2.01     OFFER TO PURCHASE

         The Purchaser hereby offers to purchase the Shares for the Purchase Price, subject to the terms and conditions set forth herein.

2.02     METHOD OF PAYMENT

         The Purchaser shall, subject to any termination of this Agreement in accordance with the terms hereof, pay to the Vendor the Purchase Price on the Closing Date by way of delivery of the Purchaser's Shares.

2.03     TITLE AND PERMITTED ENCUMBRANCES

         Title to the Shares shall be free and clear of all encumbrances whatsoever on the Closing Date.

2.04     ACCESS BY PURCHASER

         The Vendor shall allow the Purchaser and the Purchaser's authorized representatives reasonable access to the documents and records related to the Company, the Contract and the Vendor from time to time during normal business hours at any time following execution of this Agreement.

The Vendor shall provide to the Purchaser such information concerning the shareholders, officers and directors of each of the entities constituting the Vendors as may be required by the Purchaser to comply with the Securities laws of the United States of America.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.01     VENDOR'S REPRESENTATIONS AND WARRANTIES

         The Vendor represents and warrants to the Purchaser that the following representations and warranties are true as at the date of execution of this Agreement, and as at the Closing Date , being that:

(1) The Company is duly incorporated, organized and existing under the laws of Barbados.

(2) Common stock constitutes the only authorized class of capital stock of the Company, and the Shares are the only shares of common stock of the Company issued and outstanding. There are no warrants, or other obligations to issue Common stock or any other security outstanding. The shares are duly and validly authorized, issued, fully paid and non-assessable.

(3) The Vendor has full and absolute right and power to transfer to the Purchaser good and marketable title to the Shares free and clear of any lien, claim, charge, encumbrance or interest or agreement ("claim") whatsoever.

(4) The Purchaser shall have upon the completion of the closing on the Closing Date the full and absolute right and ownership of the Shares free of any claim.

(5) The only asset of the Company is the Contract and the Company has no other contractual obligations, liability or indebtedness of any form whatsoever.

(6) The Contract is the valid and subsisting obligation of Detetour Corporation, enforceable against it in accordance with its terms. The Company has complied in all respects with its obligations under the Contract and will continue to so comply from the date hereof to the Closing Date; there does not exist now and there will not be on the Closing Date any breach of any of the terms, conditions, covenants or warranties thereof or event of default thereunder, and no notice of any such breach or default has been given or shall have been given on or prior to the Closing Date.

(7) Each entity constituting the Vendor is a duly formed and validly created entity subsisting in good standing under the laws of the jurisdiction in which each such entity has been formed, has full power and authority to enter into and perform its obligations under this Agreement, and each owns the number of Shares set forth opposite its name in Section 101(i) hereof free and clear of all claims; the Agreement has been duly authorized, executed and delivered by a duly authorized representative of each Vendor, and this Agreement is a valid and binding obligation of each Vendor enforceable against it in accordance with its terms.

(8) Neither the execution nor delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will require the Purchaser or any Vendor to obtain any permit, authorization, consent or approval pursuant to the laws of any jurisdiction applicable to the Vendor or the Company, or conflict with any material agreement or undertaking by which the Vendor or the Company is bound, or require the payment of any fee or tax by the Company or the Purchaser, or otherwise subject the Company or the Purchaser to any governmental fee or levy.

(9) No qualification, filing or consent of the Socialist Republic of Vietnam is required to permit the Vendor to enter into this Agreement and perform its obligations hereunder, and the consummation of the transactions contemplated herein will not cause a breach of the Contract or otherwise in any way affect the rights and obligations of the parties to the Contract.

(10) There are no necessary governmental or regulatory procedures required to be followed or completed by the Vendor to consummate the transactions set forth in this Agreement.

(11) Vendor has made no representation or warranty about itself not expressly set forth herein.


3.02     VENDOR'S CONDITIONS

(a) The accuracy in all respects of each and every representation and warranty contained in Section 3.01 is hereby deemed to be a condition and each such condition has been included for the Purchaser's exclusive benefit and may be waived in full or in part by the Purchaser, such wavier to be binding upon the Purchaser only if in writing and signed by either the Purchaser or by its solicitors on its behalf. In the event that any of the said representations and warranties are untrue as at the Closing Date and are not waived as aforesaid, the Purchaser shall be entitled to either refuse to close this transaction or to close this transaction in each case without limiting its rights against the Vendor as a result of such untrue representation and warranty.

(b) In addition to the conditions set forth above in Paragraph 3.02(a) hereof, the obligations of the Purchaser to close hereunder and to accept and pay for the Shares is subject to the completion at or before the Closing Date of each of the following conditions to the satisfaction of the Purchaser in its discretion:

                 (i) the Purchaser shall have received such corporate approvals and consents of its directors and stockholders to this Agreement and each of the transactions contemplated hereby as it may deem necessary or desirable;

                 (ii) the Purchaser shall have complied with all necessary governmental and regulatory procedures to consummate the transactions set forth in this Agreement, and shall have received all governmental and regulatory approvals, permits and consents as it deems necessary or desirable for the consummation of each of the transactions contemplated in the Agreement; and

                 (iii) the Purchaser shall have entered into an employment agreement with David Aftergood on such terms and conditions as may be acceptable to the Purchaser in its absolute discretion.

3.03     PURCHASER'S REPRESENTATIONS AND WARRANTIES

         The Purchaser represents and warrants to the Vendor as follows:

a The Purchaser shall forthwith after execution hereof (and in any event within ninety (90) days thereof) use its best efforts to cause a consolidation (reverse split) of its shares on a twenty to one (20/1) basis (the "Consolidation") and the Purchaser's Shares shall be issued as shares of the Purchaser from its authorized capital as constituted subsequent to the Consolidation;

b The Purchaser shall forthwith following the completion of the Consolidation use its best efforts to cause its shares to be listed for trading on a recognized stock exchange and the Purchaser's Shares shall be part of the only class of shares of the Purchaser which trades as aforesaid; and

c The Purchaser shall use its best efforts to fund the Company with the amount of THREE MILLION ($3,000,000.00) DOLLARS which it shall obtain by issuing up to an additional ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) of its shares (subsequent to the Consolidation) at not less than TWO ($2.00) DOLLARS per share on or before the sixtieth (60th) day following the Approval Date defined in Article 4.05.

d Purchaser has made no representations or warranties about itself not expressly set forth herein.

3.04     PURCHASER'S CONDITIONS

         Each and every representation and warranty contained in Section 3.03 (collectively the "Purchaser's Conditions") is hereby deemed to be a condition and each such condition has been included for the Vendor's exclusive benefit and may be waived in full or in part by the Vendor, such waiver to be binding upon the Vendor only if in writing and signed by either the Vendor or by its solicitors on its behalf. In the event that any of the said representations and warranties are untrue as at the Closing Date and are not waived as aforesaid, the Vendor shall be entitled to either refuse to close this transaction or to close this transaction in each case without limiting its rights against the Purchaser as a result of such untrue representation and warranty.

3.05     CONDITIONS OF PURCHASER'S AND VENDOR'S OBLIGATION

         If notwithstanding the exercise by Purchaser of its best efforts to cause on or before the Closing Date, the (i) Consolidation; or (ii) the listing of its shares on a national securities exchange; or (iii) the funding of the Company with not less than $3,000,000 in the manner set forth in Section 3.03 hereof, any such event has not occurred by the Closing Date, either party by notice to the other, may refuse to close this transaction, in which event this Agreement shall be deemed terminated and of no force or effect, and neither party shall have any liability to the other hereunder.

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                                   ARTICLE IV
                             TRANSFER AND ASSIGNMENT

4.01     DELIVERIES BY VENDOR

         On the Closing Date, the Vendor shall deliver to the Purchaser the following:

(a) A duly executed Bill of Sale or Stock Power which will transfer legal and beneficial title to the Shares to the Purchaser free and clear of all liens, charges and encumbrances whatsoever;

(b) An opinion from the Vendor's Solicitor dated on the Closing Date stating that the Vendor is duly incorporated, validly subsisting and has the corporate capacity to sell, transfer and assign the Shares to the Purchaser and that this Agreement and the sale of the Shares has been duly approved by all necessary corporate action, and effected by a person thereunto duly authorized.

(c) A Resolution of the Board of Directors of the Vendor approving this Agreement;

(d) A Release by the Vendor and the Directors and Officers of the Company of any and all claims against the Company; and

(e) The Certificates for the Shares duly endorsed for transfer, and a new Certificate for the Shares issued to the Purchaser.

(f) Customary agreements concerning restrictions on the resale of the Purchasers Shares from each Vendor as may be required or appropriate for compliance with U.S. or other applicable securities laws.

4.02     DELIVERIES BY THE PURCHASER

         On the Closing Date, the Purchaser shall deliver to the Vendor the following:

(a)      Payment of the Purchase Price; and

(b) An opinion from the Purchaser's Solicitor dated on the Closing Date stating that the Purchaser is duly incorporated, validly subsisting, has the corporate capacity to purchase the shares and that this Agreement and purchase of the Shares has been duly approved by all necessary corporate action, and effected by a person thereunto duly authorized.

4.03     DOCUMENTS IN ESCROW

         All of the matters of payment and delivery of documents by and between the Vendor and the Purchaser at the closing shall be in escrow and shall be deemed to be concurrent requirements such that, unless otherwise agreed by the parties hereto, nothing is completed and the escrow shall not be released until everything has been completed.

4.04     TIME AND PLACE OF CLOSING

         This transaction of purchase and sale shall be completed on the Closing Date at the offices of the Vendor's Solicitors at the hour of ten (10:00) o'clock in the forenoon, Mountain Daylight Time. The Vendor shall, concurrently with the release of the escrow contemplated in Section 4.03, deliver or cause to be delivered possession of the Shares to the Purchaser, with all benefits and obligations of ownership.

4.05     CLOSING DATE

         The Closing Date of the within transaction will be the earlier of either September 28, 2001, or that date which is sixty (60) days after the Purchaser receives approval from its Shareholders to the Consolidation and issue of the Purchaser's Shares (the "Approval Date").

                                    ARTICLE V
                                  MISCELLANEOUS

5.01     NUMBER, GENDER AND DERIVATIVES

         Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders. Words importing persons shall include firms, corporations and societies and vice versa. Any derivative of any of the definitions set forth herein shall have the meaning appropriate to the derivations of such definition.

5.02     HEADINGS AND DIVISIONS

         The division of this Agreement into Articles and Sections and the headings of any Articles and Sections are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

5.03     APPLICABLE LAW

         This Agreement shall be governed by the laws in force in the State of New York.

5.04     ASSIGNMENT

         A party to this Agreement may assign this Agreement subject to the consent of the other party which consent shall not unreasonably be withheld.

5.05     JURISDICTION AND VENUE OF DISPUTES

         The parties hereto agree that any action arising our of or relating to this Agreement shall be brought exclusively in the state or federal courts located in the County of New York in the State of New York, and the parties hereto further consent to such court's jurisdiction over them and all disputes arising out of or related to this Agreement.

5.06     NOTICES

         Any notice to be given by a party hereto to the other pursuant to this Agreement shall be in writing and delivered by hand addressed to:

                  THE PURCHASER:
                  CCA COMPANIES INCORPORATED
                  Two Datran Centre
                  9130 S. Dadeland Boulevard
                  Suite 1602
                  Miami, Florida
                  U.S.A.  33156
                  Facsimile:        44-20-7235-1604
                                    and (305) 670-3422

                  THE VENDOR
                  c/o DEVRIES LAW FIRM
                  200, 2312 - 4th Street S.W.
                  Calgary, Alberta
                  CANADA  T2S 1X2
                  Attention:  Richard W. DeVries
                  Facsimile: (403) 299-9172

         Any notice delivered by hand shall be deemed to be received when left during normal business hours at the office set forth above. Either party shall be entitled to change its address for notice to an existing municipal address elsewhere by notice in writing to the other.

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5.07     ENUREMENT

         These presents shall be binding upon the parties hereto and shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties.

5.08     TIME IS OF THE ESSENCE

         Time is of the essence hereof.

5.09     MANNER OF PAYMENT

         Any and all references to money or dollars contained herein shall be a reference to lawful money of the United States of America and any and all payments required to be made hereunder shall be sufficiently made if made by way of bank draft, certified cheque or solicitors' trust cheque.

5.10     WHOLE AGREEMENT

         This Agreement and any agreement made between the parties in accordance with the terms hereof constitute the only agreement between the parties relating to the transaction of purchase and sale contemplated herein.

5.11     COSTS

         Each of the Vendor and the Purchaser is responsible for its own legal fees respecting the preparation of this Agreement and any collateral or supplementary documentation hereto.

5.12     NON-MERGER

         The representations, warranties, covenants and agreements of the Vendor and Purchaser contained in this Agreement shall not merge upon, but shall survive, the closing of the transaction of the purchase and sale.

5.13     COUNTERPART AND EXECUTION

         The within Agreement may be executed in one or more separate counterparts by the parties hereto, each of which shall be deemed an original but all of which together shall constitute one agreement. Such counterparts may be delivered by telecopy or facsimile transmission.

5.14     ACCEPTANCE

         THIS OFFER may be accepted by the Vendor by duly executing this Agreement and returning one copy hereof to the Purchaser at the address indicated in paragraph 5.06 on or before 30th day of May, 2001.

         IN WITNESS WHEREOF the Purchaser has executed these presents on the day and year first above written.


                                        CCA COMPANIES INCORPORATED

                                        Per:     s/ Dallas Dempster

         ACCEPTED by the undersigned as of the 30th day of May, 2001.

                                        KATANA TRADING CORPORATION, CONQUISTADOR
                                        TRADING CORPORATION, PROTECTOR SAMURAI
                                        TRADING CORPORATION, AZZARO ENDOWMENT
                                        CORPORATION, SINO INTERNATIONAL
                                        ENTERTAINMENT LIMITED and RIO HOLDINGS
                                        S.A. all by their duly authorized
                                        Attorney

                                        Per:  s/ Richard W. DeVries

                                        Richard W. DeVries, who represents he is hereunto duly authorized by the Vendor to execute this Agreement, but without any other personal liability